TRUST SUPPLEMENT No. 2001-2D-O

                               Dated July 31, 2001


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $200,000,000

                Continental Airlines Pass Through Trust 2001-2D-O
                           7.568% Continental Airlines
                           Pass Through Certificates,
                                Series 2001-2D-O



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            This Trust Supplement No. 2001-2D-O, dated as of July 31, 2001
(herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, under the terms of seven series of Continental Airlines pass through certificates previously issued and designated Series 1997-4, 1998-1, 1998-3, 1999-1, 1999-2, 2000-1 and 2000-2 (the "PRIOR SERIES"), the
Company is entitled to sell Series D Equipment Notes secured by aircraft financed under each Prior Series;

            WHEREAS, the Company has purchased the aircraft listed on Schedule I hereto (the "OWNED AIRCRAFT") prior to the date of this Trust Supplement (the "ISSUANCE DATE") utilizing the proceeds of the sale of secured equipment notes acquired by the pass through trustees under the Prior Series;

            WHEREAS, the Company has obtained commitments from Boeing pursuant to the Aircraft Purchase Agreement for the delivery of the sixteen aircraft listed in Schedule II hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "ELIGIBLE AIRCRAFT"), and the Company expects to purchase after the Issuance Date utilizing the proceeds of (i) the sale of secured equipment notes to be acquired by the pass through trustees under the 2000-2 Note Purchase Agreement and (ii) the Series D Equipment Notes purchased pursuant to the Agreement two of the ten Boeing 737-824 aircraft and two of the six Boeing 737-924 aircraft included in the Eligible Aircraft (such aircraft to be financed hereunder, the "NEW AIRCRAFT");

            WHEREAS, in the case of each Owned Aircraft, the Company has issued pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft, and will issue on the Issuance Date pursuant to such Indenture, on a recourse basis, Series D Equipment Notes;

            WHEREAS, in the case of each New Aircraft or Substitute Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes, including Series D Equipment Notes, to finance a portion of the purchase price of such New Aircraft or Substitute Aircraft;

            WHEREAS, the Trustee hereby declares the creation of this Continental Airlines Pass Through Trust 2001-2D-O (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;


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            WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

            WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, to the extent not used to purchase Series D Equipment Notes on the Issuance Date, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series D Equipment Notes as the New Aircraft or Substitute Aircraft are delivered by Boeing under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

            WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Series D Equipment Notes to be issued with respect to any New Aircraft or Substitute Aircraft from time to time prior to the Delivery Period Termination Date;

            WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT") and the NPA, (i) in the case of any Owned Aircraft, on the Issuance Date or (ii) in the case of any New Aircraft or Substitute Aircraft, upon the financing of such New Aircraft or Substitute Aircraft, the Trustee on behalf of the Applicable Trust, using a portion of the proceeds of the sale of the Applicable Certificates, in the case of any Owned Aircraft, or using funds withdrawn under the Escrow Agreement, in the case of any New Aircraft or Substitute Aircraft, shall purchase one or more Series D Equipment Notes with respect to such Aircraft having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Series D Equipment Notes in trust for the benefit of the Applicable Certificateholders;

            WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

            NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

            Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "7.568% Continental Airlines Pass Through Certificates, Series 2001-2D-O" (hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

            The terms and conditions applicable to the Applicable Certificates are as follows:

            (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04,
     3.05 and 3.06 of the Basic Agreement) is $200,000,000.

            (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means June 1 and December 1 of each year, commencing on December 1, 2001, until payment of all of the Scheduled Payments to be made under the Series D Equipment Notes has been made.

            (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

            (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company


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     that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

            (f) The "Participation Agreements" as defined in this Trust Supplement are the "Note Purchase Agreements" referred to in the Basic Agreement.

            (g) The Applicable Certificates are subject to the Intercreditor Agreements, the Deposit Agreement and the Escrow Agreement.

            (h) The Applicable Certificates are not entitled to the benefits of a Liquidity Facility.

            (i) The Responsible Party is the Company.

            (j) The "particular sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
     8.1 of each Participation Agreement.

            (k) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.


                                   ARTICLE II
                                   DEFINITIONS

            Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

          AGREEMENT: Has the meaning specified in the recitals hereto.

          AIRCRAFT: Means each of the Owned Aircraft and each of the New Aircraft or the Substitute Aircraft in respect of which a Participation Agreement is or is to be, as the case may be, entered into in accordance with the NPA (or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Series D Equipment Notes).

          AIRCRAFT PURCHASE AGREEMENT: Has the meaning specified in the NPA.

          APPLICABLE CERTIFICATE: Has the meaning specified in Section 1.01 of this Trust Supplement.

          APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

          APPLICABLE DELIVERY DATE: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

          APPLICABLE PARTICIPATION AGREEMENT: Has the meaning specified in
     Section 5.01(b) of this Trust Supplement.

          APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

          ASSIGNMENT AND ASSUMPTION AGREEMENT: Means the assignment and assumption agreement substantially in the form of Exhibit C hereto executed and delivered in accordance with Section 7.01 of this Trust Supplement.

          BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

          BOEING: Means The Boeing Company.

          BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

          COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

          CONTROLLING PARTY: Has the meaning specified in the applicable Intercreditor Agreement.

          CUT-OFF DATE: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs with respect to any Prior Series.

          DELIVERY NOTICE: Has the meaning specified in the NPA.

          DELIVERY PERIOD TERMINATION DATE: Means the earlier of (a) February 1, 2002, or, if the Series D Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Applicable Trust on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, May 1, 2002 (provided that, if a labor strike occurs or continues at Boeing after November 28, 2000 on or prior to either or both of such dates referred to in this clause (a), such date or dates on or following November 28, 2000 shall be extended by adding thereto the number of days that such strike continued in effect after November 28, 2000), and
     (b) the date on which Series D Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust in accordance with the NPA.

          DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of the Issuance Date relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          DEPOSITARY: Means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York Branch.

          DEPOSITS: Has the meaning specified in the Deposit Agreement.

          DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

          ELIGIBLE AIRCRAFT: Has the meaning specified in the recitals hereto.

          EQUIPMENT NOTES: Means all of the equipment notes issued under the Indentures.

          ESCROW AGENT: Means, initially, Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

          ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of the Issuance Date relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.


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          ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

          FINAL MATURITY DATE: Means December 1, 2006.

          FINAL WITHDRAWAL: Has the meaning specified in the Escrow Agreement.

          FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

          FINAL WITHDRAWAL NOTICE: Has the meaning specified in Section 5.02 of this Trust Supplement.

          INDENTURE: Means each "Indenture" as defined in the Intercreditor Agreement for any Prior Series.

          INTERCREDITOR AGREEMENT: Means, for each Prior Series, the Intercreditor Agreement for such Prior Series as listed on Schedule III to the NPA, as amended by the Intercreditor Amendment applicable to such Prior Series, as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

          INTERCREDITOR AMENDMENT: Means, for each Prior Series, the Amendment No. 1 to Intercreditor Agreement for such Prior Series dated as of the Issuance Date among the Company, the Trustee, the other trustees party thereto, the liquidity providers relating to the pass through certificates issued under such Prior Series and Wilmington Trust Company, as subordination agent and as trustee under the Intercreditor Agreement for such Prior Series.

          INVESTORS: Means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

          ISSUANCE DATE: Has the meaning specified in the recitals hereto.

          LEASED AIRCRAFT INDENTURE: Means each "Leased Aircraft Indenture" as defined in the Intercreditor Agreement for any Prior Series.

          NEW AIRCRAFT: Has the meaning specified in the recitals hereto.

          NOTE DOCUMENTS: Means the Series D Equipment Notes and, with respect to any such Series D Equipment Note, the Indenture and the Participation Agreement relating to such Series D Equipment Note.

          NOTICE OF PURCHASE WITHDRAWAL: Has the meaning specified in the Deposit Agreement.

          NPA: Means the Note Purchase Agreement dated as of July 31, 2001 among the Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and Wilmington Trust Company, as subordination agent under each of the Intercreditor Agreements, providing for, among other things, the purchase of Series D Equipment Notes by the Trustee on behalf of the Trust, as the same may be further amended, supplemented or otherwise modified from time to time, in accordance with its terms.

          OWNED AIRCRAFT: Has the meaning specified in the recitals hereto.

          OWNED AIRCRAFT INDENTURE: Means each "Owned Aircraft Indenture" as defined in the Intercreditor Agreement for any Prior Series.

          PA AMENDMENT: Has the meaning specified in the NPA.

          PARTICIPATION AGREEMENT: Means (i) in the case of each Owned Aircraft, the Participation Agreement entered into prior to the Issuance Date relating to such Owned Aircraft, as amended by the related PA Amendment entered into pursuant to the NPA, as the same may be further amended, supplemented or otherwise modified in accordance with its terms, and (ii) in the case of each New Aircraft or Substitute Aircraft, a Participation Agreement to be entered into after the Issuance Date by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series D Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

          POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by
     (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series D Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

          PRIOR SERIES: Has the meaning specified in the recitals hereto.

          PROSPECTUS SUPPLEMENT: Means the final Prospectus Supplement dated July 13, 2001 relating to the offering of the Applicable Certificates.

          PTC EVENT OF DEFAULT: Means, with respect to any Prior Series, "PTC Event of Default" as defined in the Intercreditor Agreement for such Prior Series.

          RELATED PASS THROUGH TRUST AGREEMENT: Means the Basic Agreement as supplemented by the Trust Supplement No. 2001-2D-S dated the date hereof relating to the Continental Airlines Pass Through Trust 2001-2D-S and entered into by the Company and the Trustee, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 7.01 of this Trust Supplement.

          RELATED TRUST: Means the Continental Pass Through Trust 2001-2D-S, to be formed under the Related Pass Through Trust Agreement.

          RELATED TRUSTEE: Means the trustee under the Related Pass Through Trust Agreement.

          SCHEDULED DELIVERY DATE: Has the meaning specified in the NPA.

          SENIOR CERTIFICATES: Has the meaning specified in Section 4.01(a) of this Trust Supplement.

          SENIOR TRUST AGREEMENTS: Has the meaning specified in Section 4.01(a) of this Trust Supplement.

          SERIES D EQUIPMENT NOTES: Has the meaning specified in the NPA.

          SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Leased Aircraft Indenture) or Collateral (as defined in each Owned Aircraft Indenture).

          SUBSTITUTE AIRCRAFT: Has the meaning specified in the NPA.

          TRANSFER DATE: Has the meaning specified in Section 7.01 of this Trust Supplement.

          TRIGGERING EVENT: Means, with respect to any Prior Series, "Triggering Event" as defined in the Intercreditor Agreement for such Prior Series.

          TRUST PROPERTY: Means (i) subject to the applicable Intercreditor Agreement, each Series D Equipment Note held as the property of the

     Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the applicable Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Series D Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreements, the Escrow Agreement and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreements, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series D Equipment Notes to be held herein, will not constitute Trust Property.

          TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.

          TRUSTEE: Has the meaning specified in the first paragraph of this Trust Supplement.

          2000-2 NOTE PURCHASE AGREEMENT: Has the meaning specified in the NPA.

          UNDERWRITERS: Means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.

          UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated July 13, 2001 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                   ARTICLE III
                        STATEMENTS TO CERTIFICATEHOLDERS

            Section 3.01. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

            (vi) the Pool Balance and the Pool Factor.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

            (c) Promptly following the date of any early redemption or any default in the payment of principal or interest in respect of, any of the Series D Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balance for the Regular Distribution Date following such date and (y) the Pool Factor for such Regular Distribution Date. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date.

The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (d) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.


                                   ARTICLE IV
                                     DEFAULT

            Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) At any time after the occurrence and during the continuation of a Triggering Event under a Prior Series, each Applicable Certificateholder shall have the right (which shall not expire (i) in the case of the 1998-3, 1999-2, 2000-1 or 2000-2 Prior Series, (x) upon any purchase of Class A-2 Certificates issued under such Prior Series pursuant to the Class A-1 Trust Agreement with respect to such Prior Series, (y) any purchase of Class A-1 Certificates issued under such Prior Series pursuant to the Class A-2 Trust Agreement with respect to such Prior Series or (z) any purchase of Class A-1 Certificates issued under such Prior Series and Class A-2 Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series, (ii) in the case of the 1997-4, 1998-1 or 1999-1 Prior Series, any purchase of Class A Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series, (iii) in the case of the 1998-3, 1999-2 or 2000-1 Prior Series, (x) any purchase of Class A-1 Certificates issued under such Prior Series, Class A-2 Certificates issued under such Prior Series, Class B Certificates issued under such Prior Series and Class C-2 Certificates issued under such Prior Series pursuant to the Class C-1 Trust Agreement with respect to such Prior Series or (y) any purchase of Class A-1 Certificates issued under such Prior Series, Class A-2 Certificates issued under such Prior Series, Class B Certificates issued under such Prior Series and Class C-1 Certificates issued under such Prior Series pursuant to the Class C-2 Trust Agreement with respect to such Prior Series, (iv) in the case of the 1997-4, 1998-1 or 1999-1 Prior Series, any purchase of Class A Certificates issued under such Prior Series and Class B Certificates issued under such Prior Series pursuant to the Class C Trust Agreement with respect to such Prior Series, and (v) in the case of the 2000-2 Prior Series, any purchase of Class A-1 Certificates issued under such Prior Series, Class A-2 Certificates issued under such Prior Series and Class B Certificates issued under such Prior Series pursuant to the Class C Trust Agreement with respect to such Prior Series) to purchase, for the purchase prices set forth in (I) in the case of the 1997-4, 1998-1 or 1999-1 Prior Series, the Class A Trust Agreement with respect to such Prior Series, the Class B Trust Agreement with respect to such Prior Series and the Class C Trust Agreement with respect to such Prior Series, (II) in the case of the 1998-3, 1999-2 or 2000-1 Prior Series, the Class A-1 Trust Agreement with respect to such Prior Series, the Class A-2 Trust Agreement with respect such Prior Series, the Class B Trust Agreement with respect to such Prior Series, the Class C-1 Trust Agreement with respect to such Prior Series and the Class C-2 Trust Agreement with respect to such Prior Series, or (III) in the case of the 2000-2 Prior Series, the Class A-1 Trust Agreement with respect to such Prior Series, the Class A-2 Trust Agreement with respect to such Prior Series, the Class B Trust Agreement with respect to such Prior Series and the Class C Trust Agreement with respect to such Prior Series (with respect to such Prior Series, the "SENIOR TRUST AGREEMENTS"), respectively, all, but not less than all (X) in the case of the 1997-4, 1998-1 or 1999-1 Prior Series, the Class A Certificates issued under such Prior Series, the Class B Certificates issued under such Prior Series and the Class C Certificates issued under such Prior Series, (Y) in the case of the 1998-3, 1999-2 or 2000-1 Prior Series, the Class A-1 Certificates issued under such Prior Series, the Class A-2 Certificates issued under such Prior Series, the Class B Certificates issued under such Prior Series, the Class C-1 Certificates issued under such Prior Series and the Class C-2 Certificates issued under such Prior Series, or (Z) in the case of the 2000-2 Prior Series, the Class A-1 Certificates issued under such Prior Series, the Class A-2 Certificates issued under such Prior Series, the Class B Certificates issued under such Prior Series and the Class C Certificates issued under such Prior Series (with respect to such Prior Series, the "SENIOR CERTIFICATES") upon ten days' written notice to the trustees under each of the Senior Trust Agreements with respect to such Prior Series and each other Applicable Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Senior Certificates with respect to such Prior Series pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Senior Certificates with respect to such Prior Series pursuant to this Section 4.01(a).

            As used in this Section 4.01 and elsewhere in this Trust Supplement with respect to any Prior Series, the terms "Class A-1 Certificate", "Class A-1 Trust Agreement", "Class A-2 Certificate", "Class A-2 Trust Agreement", "Class A Certificate", "Class A Trust Agreement", "Class B Certificate", "Class B Trust Agreement", "Class C-1 Certificate", "Class C-1 Trust Agreement", "Class C-2 Certificate", "Class C-2 Trust Agreement", "Class C Certificate" and "Class C Trust Agreement" shall have the respective meanings assigned to such terms in the Intercreditor Agreement for such Prior Series.

            (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

            Section 4.02. AMENDMENT OF SECTION 6.05 OF THE BASIC AGREEMENT.
Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase "and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto," set forth in the first sentence thereof.

                                    ARTICLE V
                                   THE TRUSTEE

            Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Amendments, the PA Amendments, the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder and under the Intercreditor Agreements and the Participation Agreements. Upon the request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Series D Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

            (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Series D Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Scheduled Delivery Date as to which such Delivery Notice relates (the "APPLICABLE DELIVERY DATE"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Series D Equipment Notes to or on behalf of the Company, as issuer of such Series D Equipment Notes, all as shall be described in the Delivery Notice; PROVIDED that, if the Issuance Date is an Applicable Delivery Date, the Trustee shall not so instruct the Escrow Agent, and the purchase price of such Series D Equipment Notes shall be paid from a portion of the proceeds of the sale of the Applicable Certificates. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "APPLICABLE PARTICIPATION AGREEMENT") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 1(e) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Series D Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement (or, if the Issuance Date is the Applicable Delivery Date with respect to such Applicable Participation Agreement, from a portion of the proceeds of the sale of the Applicable Certificates). The purchase price of such Series D Equipment Notes shall equal the principal amount of such Series D Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Series D Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Series D Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this
Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

            (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this
Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust. The Trust shall not be authorized or empowered to purchase any Series D Equipment Note issued pursuant to the last sentence of the first paragraph of Section 2.02 of any Owned Aircraft Indenture.

            Section 5.02. WITHDRAWAL OF DEPOSITS. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Series D Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "FINAL WITHDRAWAL NOTICE").

            Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, each Intercreditor Agreement, each Intercreditor Amendment, each PA Amendment, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

            (b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

            Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and to perform the Intercreditor Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by it of the Intercreditor Agreements;

            (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) this Trust Supplement, the Intercreditor Agreements, the Intercreditor Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreements or the NPA.


                                   ARTICLE VI
                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

            Section 6.01. AMENDMENT OF SECTION 5.02 OF THE BASIC AGREEMENT.
Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase "of the Note Documents and of this Agreement" set forth in paragraph (b) thereof with the phrase "of the Note Documents, of the NPA and of this Agreement" and (ii) replacing the phrase "of this Agreement and any Note Document" set forth in the last paragraph of Section
5.02 with the phrase "of this Agreement, the NPA and any Note Document".

            Section 6.02. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to "any Intercreditor Agreement" shall also be deemed to refer to "any Intercreditor Agreement, the Escrow Agreement, the NPA or the Deposit Agreement".

            Section 6.03. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that (a) the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits, (b) the reference in clause (2) of such Section 9.02 to "this Agreement" shall also be deemed to refer to "this Agreement and the related Intercreditor Agreement" and (c) the reference in clause (3) of such Section
9.02 to "the Intercreditor Agreement" shall be deemed to refer to "any Intercreditor Agreement".


                                   ARTICLE VII
                              TERMINATION OF TRUST

            Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

            Upon the earlier of (i) the first Business Day following February 1, 2002 or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event with respect to any Prior Series occurs (such date, the "TRANSFER DATE"), or, if later, the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee's right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement. The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

            (i) The Trustee, the Related Trustee and each of the Rating Agencies then rating the Applicable Certificates shall have received an Officer's Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02 of the Basic Agreement, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

               (I) Upon the execution and delivery thereof by the parties thereto in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;

               (II) Upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, each of the Applicable Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

               (III) The Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

               (IV) The Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

               (V) Neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

            (ii) The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Applicable Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Applicable Trust equal to their respective beneficial interests in the Applicable Trust, and the Outstanding Applicable Certificates representing Fractional Undivided Interests in the Applicable Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Applicable Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

            In connection with the occurrence of the event set forth in clause
(B) above, notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

            In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

            (b) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

            SECTION 8.02. GOVERNING LAW. THE AGREEMENT AND, UNTIL THE TRANSFER DATE, THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

            Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                      CONTINENTAL AIRLINES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                      WILMINGTON TRUST COMPANY,
                                        as Trustee


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A


                               FORM OF CERTIFICATE

Certificate
No.___

            [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer hereof or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]<F1>



                CONTINENTAL AIRLINES PASS THROUGH TRUST 2001-2D-O

     7.568% Continental Airlines Pass Through Certificate, Series 2001-2D-O
                          Issuance Date: July 31, 2001

                      Final Maturity Date: December 1, 2006

        Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 2001-2D-O, The Property Of Which Shall Include Certain Series D Equipment Notes Each Secured By An Aircraft Owned By Continental Airlines, Inc.


                   $____________ Fractional Undivided Interest representing .0005000000% of the Trust per $1,000 face amount

            THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (_____________________________________________________________ DOLLARS)
Fractional Undivided Interest in the Continental Airlines Pass Through Trust 2001-2D-O (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), between the Trustee and Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), as supplemented by Trust


------------------------
<F1>
This legend to appear on Book-Entry Certificates accepted as eligible for deposit at The Depository Trust Company or its Agent as provided in paragraph
(1) of the Letter of Representations.

Supplement No. 2001-2D-O thereto, dated as of July 31, 2001 (the "TRUST SUPPLEMENT" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.568% Continental Airlines Pass Through Certificates, Series 2001-2D-O" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreements. The property of the Trust includes certain Series D Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreements (the "TRUST PROPERTY"). Each issue of the Series D Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

            The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

            Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, from funds then available to the Trustee, there will be distributed on each June 1 and December 1 (a "REGULAR DISTRIBUTION DATE") commencing December 1, 2001, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series D Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, in the event that Special Payments on the Series D Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Series D Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

            The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            Under certain circumstances set forth in Section 7.01 of the Trust Supplement, all of the Trustee's right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement. Upon the effectiveness of such Assignment and Assumption Agreement (the "TRANSFER"), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a Certificateholder thereunder. From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

            The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

            Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            THE AGREEMENT AND, UNTIL THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE RELATED PASS THROUGH TRUST AGREEMENT AND, FROM AND AFTER THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        CONTINENTAL AIRLINES PASS
                                        THROUGH TRUST 2001-2D-O

                                        By:  WILMINGTON TRUST COMPANY,
                                              as Trustee


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

              FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Certificates referred to in the within-mentioned Agreement.


                                        WILMINGTON TRUST COMPANY,
                                             as Trustee


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B


                         [DTC Letter of Representations]

                                    EXHIBIT C


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                Continental Airlines Pass Through Trust 2001-2D-O

            ASSIGNMENT AND ASSUMPTION AGREEMENT (2001-2D-O), dated_________ __,______ (the "ASSIGNMENT AGREEMENT"), between Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of September 25, 1997 (as amended or modified from time to time, the "BASIC AGREEMENT"), as supplemented by the Trust Supplement No. 2001-2D-O dated July 31, 2001 (the "TRUST SUPPLEMENT" and together with the Basic Agreement, the "AGREEMENT") in respect of the Continental Airlines Pass Through Trust 2001-2D-O (the "ASSIGNOR"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Basic Agreement as supplemented by the Trust Supplement No. 2001-2D-S dated July 31, 2001 (the "NEW SUPPLEMENT", and, together with the Basic Agreement, the "NEW AGREEMENT") in respect of the Continental Airlines Pass Through Trust 2001-2D-S (the "ASSIGNEE").

                              W I T N E S S E T H:

            WHEREAS, the parties hereto desire to effect on the date hereof (the "TRANSFER DATE") (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the "SCHEDULED DOCUMENTS") and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Applicable Certificates issued under the Agreement; and

            WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement):

            1. ASSIGNMENT. The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the "ASSIGNED DOCUMENTS"), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

            2. ASSUMPTION. The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the "BENEFICIARIES") all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor. Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Applicable Certificates and hereby confirms that the Applicable Certificates representing Fractional Undivided Interests under the Agreement shall be deemed for all purposes of the Agreement and the New Agreement to be certificates representing the same fractional undivided interests under the New Agreement equal to their respective beneficial interests in the trust created under the Agreement.

            3. EFFECTIVENESS. This Assignment Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Applicable Certificateholder, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to be bound by the terms of this Assignment Agreement.

            4. PAYMENTS. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

            5. FURTHER ASSURANCES. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment Agreement and of the rights and powers herein granted. The Assignor agrees to deliver any Applicable Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

            6. REPRESENTATIONS AND WARRANTIES. (a) The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

            (i) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the "Pass Through Trustee" under the Assigned Documents;

            (ii) on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the Basic Agreement and Section 5.04 of the New Supplement are true and correct.

            (b) The Assignor represents and warrants to the Assignee that:

            (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Assignment Agreement;

            (ii) the execution and delivery by it of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            (iii) this Assignment Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            8. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

            9. THIRD PARTY BENEFICIARIES. The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

            IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment Agreement as of the day and year first above written.

                                    ASSIGNOR:
                                    WILMINGTON TRUST COMPANY, not
                                      in its individual capacity except as
                                      expressly provided herein, but solely as trustee under the Pass Through Trust Agreement and Trust Supplement in respect of the Continental Airlines Pass Through Trust 2001-2D-O

                                     By:
                                        ----------------------------------------
                                           Title:

                                     ASSIGNEE:
                                     WILMINGTON TRUST COMPANY, not
                                       in its individual capacity except as
                                       expressly provided herein, but solely as trustee under the Pass Through Trust Agreement and Trust Supplement in respect of the Continental Airlines Pass Through Trust 2001-2D-S

                                     By:
                                        ----------------------------------------
                                           Title:

                                   SCHEDULE I
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT


                         SCHEDULE OF ASSIGNED DOCUMENTS

            (1) Intercreditor Agreement dated as of October 23, 1997 among Wilmington Trust Company, not in its individual capacity, but solely as Class A Trustee, Class B Trustee and Class C Trustee, ABN AMRO Bank N.V., acting through its Chicago Branch, as a Class A Liquidity Provider, a Class B Liquidity Provider and a Class C Liquidity Provider, Westdeutsche Landesbank Girozentrale, as a Class A Liquidity Provider, a Class B Liquidity Provider and a Class C Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (1997-4) dated as of July 31, 2001.

            (2) Intercreditor Agreement dated as of February 20, 1998 among Wilmington Trust Company, not in its individual capacity, but solely as Class A Trustee, Class B Trustee and Class C Trustee, AIG Matched Funding Corp., as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (1998-1) dated as of July 31, 2001.

            (3) Intercreditor Agreement dated as of November 3, 1998 among Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee and Class C-2 Trustee, Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Class A-1 Liquidity Provider and Class A-2 Liquidity Provider, Morgan Stanley Capital Services, Inc., as Class B Liquidity Provider, Class C-1 Liquidity Provider and Class C-2 Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (1998-3) dated as of July 31, 2001.

            (4) Intercreditor Agreement dated as of February 8, 1999 among Wilmington Trust Company, not in its individual capacity, but solely as Class A Trustee, Class B Trustee and Class C Trustee, Bayerische Landesbank Girozentrale, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (1999-1) dated as of July 31, 2001.

            (5) Intercreditor Agreement dated as of June 17, 1999 among Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee and Class C-2 Trustee, Bayerische Landesbank Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider, Class C-1 Liquidity Provider and Class C-2 Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as

Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (1999-2) dated as of July 31, 2001.

            (6) Intercreditor Agreement dated as of March 15, 2000 among Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee and Class C-2 Trustee, Credit Suisse First Boston, New York Branch, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider, Morgan Stanley Capital Services Inc., as Class C-1 Liquidity Provider and Class C-2 Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by the Acknowledgment and Agreement dated May 12, 2000 among the foregoing parties and Landesbank Hessen-Thuringen Girozentrale, as replacement Class A-1 Liquidity Provider, replacement Class A-2 Liquidity Provider and replacement Class B Liquidity Provider, as further amended by Amendment No. 1 to Intercreditor Agreement (2000-1) dated as of July 31, 2001.

            (7) Intercreditor Agreement dated as of November 28, 2000 among Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee and Class C Trustee, Landesbank Hessen-Thuringen Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (2000-2) dated as of July 31, 2001.

            (8) Escrow and Paying Agent Agreement (Class D) dated as of July 31, 2001 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.

            (9) Note Purchase Agreement dated as of July 31, 2001 among the Company, the Trustee, the Depositary, the Escrow Agent, the Paying Agent and the Subordination Agent.

            (10) Deposit Agreement (Class D) dated as of July 31, 2001 between the Escrow Agent and the Depositary.

            (11) Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

                                   SCHEDULE II
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT


                            SCHEDULE OF BENEFICIARIES

Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent

Wilmington Trust Company, not in its individual capacity but solely as Paying Agent

Credit Suisse First Boston, New York Branch, as Depositary

Continental Airlines, Inc.

Morgan Stanley & Co. Incorporated, as Underwriter

Credit Suisse First Boston Corporation, as Underwriter

Wells Fargo Bank Northwest, National Association, as Escrow Agent

Each of the other parties to the Assigned Documents

                                   SCHEDULE I
                               TO TRUST SUPPLEMENT

                                 OWNED AIRCRAFT

                                                                 Original Principal
                                   U.S.                          Amount of Series D
     AIRCRAFT MODEL              REG. NO.      PRIOR SERIES       EQUIPMENT NOTES
------------------------   ---------------- ---------------- -------------------------

Boeing 737-524                   N11656          1997-4          $     1,000

Boeing 737-524                   N23657          1997-4                1,000

Boeing 737-524                   N18658          1997-4                1,000

Boeing 737-524                   N15659          1997-4                1,000

Boeing 737-524                   N14660          1997-4                1,000


Boeing 737-524                   N14664          1998-1              492,617

Boeing 737-524                   N13665          1998-1              255,682

Boeing 737-524                   N14667          1998-1            7,611,401

Boeing 737-524                   N14668          1998-1            7,611,401

Boeing 737-824                   N26226          1998-1                1,000

Boeing 757-224                   N48127          1998-1            1,745,450

Boeing 757-224                   N17128          1998-1                1,000

Boeing 757-224                   N29129          1998-1                1,000

Boeing 757-224                   N19130          1998-1                1,000


                                                                 Original Principal
                                   U.S.                          Amount of Series D
     AIRCRAFT MODEL              REG. NO.      PRIOR SERIES       EQUIPMENT NOTES
------------------------   ---------------- ---------------- -------------------------

Boeing 737-724                   N33132          1998-1          $ 4,514,833


Boeing 737-724                   N29717          1998-3            5,117,659

Boeing 737-724                   N13718          1998-3            5,117,659

Boeing 737-724                   N17719          1998-3              898,492

Boeing 737-724                   N13720          1998-3              898,491

Boeing 737-724                   N23721          1998-3              898,491

Boeing 737-724                   N27722          1998-3              519,655

Boeing 737-724                   N21723          1998-3              519,655

Boeing 737-824                   N13227          1998-3            1,093,779

Boeing 757-224                   N67134          1998-3              480,732

Boeing 757-224                   N41135          1998-3              429,056

Boeing 757-224                   N19136          1998-3              379,326

Boeing 777-224ER                 N77006          1998-3            1,857,715


Boeing 737-724                   N27734          1999-1            3,532,443

Boeing 737-824                   N14228          1999-1            6,833,055

Boeing 737-824                   N26232          1999-1            6,785,724

Boeing 737-824                   N14235          1999-1            3,744,342

Boeing 777-224ER                 N78009          1999-1           26,085,789

Boeing 777-224ER                 N79011          1999-1           22,753,430


                                                                 Original Principal
                                   U.S.                          Amount of Series D
     AIRCRAFT MODEL              REG. NO.      PRIOR SERIES       EQUIPMENT NOTES
------------------------   ---------------- ---------------- -------------------------

Boeing 737-724                   N24729          1999-2          $ 2,770,644

Boeing 737-724                   N16732          1999-2            2,742,152

Boeing 737-724                   N14735          1999-2            2,712,617

Boeing 737-724                   N24736          1999-2            2,712,617

Boeing 737-824                   N35236          1999-2            3,112,834

Boeing 737-824                   N14240          1999-2            3,471,816

Boeing 737-824                   N18243          1999-2            2,239,527

Boeing 737-824                   N27246          1999-2            2,238,278

Boeing 737-824                   N14249          1999-2            2,104,868

Boeing 757-224                   N34137          1999-2                1,000

Boeing 777-224ER                 N78013          1999-2            6,038,022


Boeing 737-824                   N37252          2000-1            3,858,745

Boeing 737-824                   N37253          2000-1            3,951,584

Boeing 737-824                   N76254          2000-1              398,837

Boeing 757-224                   N17139          2000-1                1,000

Boeing 757-224                   N41140          2000-1                1,000

Boeing 757-224                   N19141          2000-1                1,000

Boeing 767-424ER                 N66051          2000-1            8,304,820

Boeing 767-424ER                 N67052          2000-1            5,733,621

Boeing 767-424ER                 N59053          2000-1              158,387


                                                                 Original Principal
                                   U.S.                          Amount of Series D
     AIRCRAFT MODEL              REG. NO.      PRIOR SERIES       EQUIPMENT NOTES
------------------------   ---------------- ---------------- -------------------------

Boeing 737-924                   N79402          2000-2          $ 5,393,039

Boeing 737-924                   N38403          2000-2              678,463

Boeing 767-224ER                 N68155          2000-2            7,294,641

Boeing 767-224ER                 N76156          2000-2            7,224,225

Boeing 767-224ER                 N67158          2000-2                1,000

Boeing 767-424ER                 N66056          2000-2           10,673,910

                                   SCHEDULE II
                               TO TRUST SUPPLEMENT


                 ELIGIBLE AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                         Expected Registration    Manufacturer's Serial     Scheduled Delivery
  NEW AIRCRAFT TYPE              NUMBER                  NUMBER                   MONTH
---------------------- ------------------------- ------------------------- --------------------

Boeing 737-824                    N37263                   31583                August 2001

Boeing 737-824                    N33264                   31584                August 2001

Boeing 737-824                    N76265                   31585                August 2001

Boeing 737-824                    N33266                   32403                August 2001

Boeing 737-824                    N37267                   31586              September 2001

Boeing 737-824                    N38268                   31587              September 2001

Boeing 737-824                    N76269                   31588               October 2001

Boeing 737-824                    N73270                   31632               October 2001

Boeing 737-824                    N35271                   31589              November 2001

Boeing 737-824                    N36272                   31590              November 2001


Boeing 737-924                    N72405                   30122                August 2001

Boeing 737-924                    N73406                   30123              September 2001

Boeing 737-924                    N37407                   30124              September 2001

Boeing 737-924                    N37408                   30125               October 2001

Boeing 737-924                    N75409                   30126              November 2001

Boeing 737-924                    N75410                   30127              December 2001